Exhibit 10.1
FIRST AMENDMENT
to the
Dover Corporation
Deferred Compensation Plan
(As Amended and Restated as of January 1, 2009)

WHEREAS, Dover Corporation (the “Corporation”) has heretofore adopted the Dover Corporation Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”); and

WHEREAS, the Benefits Committee of the Corporation (the “Benefits Committee”) is authorized to amend the Plan on behalf of the Corporation; and

WHEREAS, the Benefits Committee deems it advisable to amend the Plan in the manner set forth herein.

NOW, THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended as follows:

Article 4 of the Plan is amended effective June 1, 2012 by adding the following at the end thereof:

“A Participant who was hired by the Company in January 2012 in the corporate headquarters will be permitted to make a deferral election not later than June 30, 2012 with respect to the Bonus for the 2012 year and the portion of the prorated Cash-Based Long-Term Incentive Award payments to be made to him in 2013 and 2014 that exceed any guaranteed payment for each such year, provided that (i) such compensation meets the requirements of “performance-based compensation” as determined by the Committee, (ii) the Participant performs services continuously from the later of the beginning of the performance period or the date the criteria are established through the date the deferral election is submitted, and (iii) the compensation is not readily ascertainable as of the date the deferral election is filed. “Performance-based compensation” means compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether such compensation qualifies as "performance-based compensation" will be made in accordance with Treas. Reg. Section 1.409A-1(e) and subsequent guidance provided by the Internal Revenue Service. A deferral election shall become irrevocable with respect to performance-based compensation as of the date the election is filed. Any election to defer performance-based compensation that is made in accordance with this section and that becomes payable as a result of the Participant's death or Disability (as defined in Treas. Reg. Section 1.409A-l(e)) or upon a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void.”

SECOND AMENDMENT
to the
Dover Corporation
Deferred Compensation Plan
(As Amended and Restated as of January 1, 2009)

WHEREAS, Dover Corporation (the “Corporation”) has heretofore adopted the Dover Corporation Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”); and

WHEREAS, the Benefits Committee of the Corporation (the “Benefits Committee”) is authorized to amend the Plan on behalf of the Corporation; and

WHEREAS, the Benefits Committee deems it advisable to amend the Plan in the manner set forth herein.

NOW, THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended as follows:

1.	Effective January 1, 2014, Section 2.12 of the Plan is amended and restated in its entirety, as follows:

“Company Contribution” means amounts credited to one or more of a Participant's Sub-Accounts by the Company pursuant to Section 5.4.

2.	Effective January 1, 2014, new Section 2.43 of the Plan is added to the Plan, as follows:

"Company Annual Basic Contribution Account" means a Sub-Account maintained for each Participant to which Company Annual Basic Contributions made pursuant to Section 5.4 of the Plan are credited.

3.	Effective January 1, 2014, new Section 2.44 of the Plan is added to the Plan, as follows:

"Company Annual Matching Contribution Account" means a Sub-Account maintained for each Participant to which Company Annual Matching Contributions made pursuant to Section 5.4 of the Plan are credited.

4.	Effective January 1, 2014, new Section 2.45 of the Plan is added to the Plan, as follows:

"Company Annual Profit Sharing Contribution Account" means a Sub-Account maintained for each Participant to which Company Annual Profit Sharing Contributions made pursuant to Section 5.4 of the Plan are credited.

5.	Effective January 1, 2014, new Section 2.46 of the Plan is added to the Plan, as follows:

"Company Discretionary Contribution Account" means a Sub-Account maintained for each Participant to which Company Discretionary Contributions made pursuant to Section 5.4 of the Plan are credited.

6.	Effective January 1, 2014, new Section 2.47 of the Plan is added to the Plan, as follows:

"Participant's Deferred Salary and Bonus Account" means a Sub-Account maintained for each Participant to which a Participant's Salary and Bonus deferrals made pursuant to Section 4.1 of the Plan are credited.

7.	Effective January 1, 2014, new Section 2.48 of the Plan is added to the Plan, as follows:

"Participant's Deferred Cash-Based Long-Term Incentive Compensation Account" means a Sub-Account maintained for each Participant to which a Participant's Cash-Based Long-Term Incentive Compensation deferrals made pursuant to Section 4.1 of the Plan are credited.

8.	Effective December 31, 2013, Section 3.1(a) of the Plan is amended and restated in its entirety, as follows:

Eligibility to Participate. The employees who shall be eligible to participate in the Plan shall be limited to key management or highly compensated employees of the Company who are selected by the Committee, in its sole discretion, to participate in the Plan, and who, at the time of filing a deferral election for a Plan Year pursuant to Article IV:

(i)	are on a regular periodic U.S. payroll of the Company; and

(ii)	have Salary at an annual rate of $200,000 or more for such Plan Year or such other limit as the Committee shall establish from time to time.

The Committee may from time to time, in its sole and absolute discretion, modify the above eligibility requirements and establish such additional or other requirements for eligibility as it may determine.

9.	Effective December 31, 2013, Section 3.1(b) of the Plan is amended by adding the following at the end thereof, as follows:

Notwithstanding any provision of the Plan to the contrary, those employees of Knowles Corporation, and of those entities which are expected to be spun-off to the shareholders of the Corporation together with Knowles Corporation, who are actively employed, or are on a leave of absence approved, by Knowles Corporation or such entities, shall cease to be Participants in the Plan effective as of December 31, 2013, such employees shall not be eligible to defer any Compensation earned in any Plan Year commencing after December 31, 2013 (but Bonus deferrals in respect of the 2013 Plan Year shall be credited to a Participant's Deferred Compensation Account when paid in 2014), and employees of such entities shall not become Participants in the Plan after December 31, 2013. The Deferred Compensation Accounts for such employees of Knowles Corporation and such entities shall be assumed by Knowles Corporation as of the effective date of the spin-off transaction and shall cease to be a liability of the Corporation.

10.	Effective December 31, 2013, the first paragraph of Section 4.1 of the Plan is amended and restated in its entirety, as follows:

Compensation Eligible for Deferral. A Participant whose annual rate of Salary for a Plan Year at the time of filing a deferral election pursuant to Article IV is $255,000 ("Compensation Limit") or more may elect to defer up to 100% of his or her annual rate of Salary in excess of the Compensation Limit, 100% of his or Bonus for that Plan Year, and 100% of his or her Cash-Based Long-Term Incentive Compensation for that Plan Year. A Participant whose annual rate of Salary at the time of filing a deferral election for a Plan Year pursuant to Article IV is $200,000 or more but less than the Compensation Limit for that Plan Year may elect to defer up to 100% of that portion of his or her Bonus which, when combined with his or her annual rate of Salary for that Plan Year, exceeds the Compensation Limit for that Plan Year. Deferral elections within such limits shall be in percentages of eligible Compensation and any other form of Compensation as the Committee in its sole discretion may determine. The Committee may in its discretion adjust the Compensation Limit from time to time based on changes in the annual compensation limit under Section 401(a)(17) of the Code or such other factors as the Committee shall determine from time to time.

11.	Effective December 31, 2013, Section 5.1 of the Plan is amended by adding the following at the end of the first paragraph thereof, as follows:

Company Contributions for a Plan Year shall be credited to a Participant's Deferred Compensation Account (or Sub-Account) as of a date determined by the Committee during the first calendar quarter following the end of the Plan Year.

12.	Effective December 31, 2013, Section 5.4 of the Plan is amended and restated in its entirety, as follows:

Company Contributions. For Participants who do not participate in the Dover Corporation Pension Replacement Plan or who are hired after December 1, 2013, the Company shall credit the Participant's applicable Sub-Accounts at the end of each Plan Year as follows:

a.
Each Participant making Salary and Bonus deferrals under the Plan for a Plan Year shall be credited with Company Annual Matching Contributions for that Plan Year at the rate of 100% on the first 1% of Salary and Bonus deferrals for that Plan Year plus 50% of the next 5% of such Salary and Bonus deferrals for that Plan Year, not to exceed 6% of the Participant's Salary and Bonus in excess of the Compensation Limit for that Year.

b.
Each Participant whose annual rate of Salary for a Plan Year is in excess of the Compensation Limit for that Plan Year shall be credited with Company Annual Basic Contributions for that Plan Year on the amount by which the Participant's annual rate of Salary and Bonus exceeds the Compensation Limit for that Plan Year at the rate, and to the extent, if any, that the business unit by which the Participant is employed makes "Automatic Contributions" to the Company's Retirement Savings Plan for that Plan Year. Each Participant whose annual rate of Salary for a Plan Year is more than $200,000 but less than the Compensation Limit for that Plan Year shall be credited with Company Annual Basic Contributions for that Plan Year on the amount, if any, by which the Participant's Bonus (when combined with the Participant's Salary) for that Plan Year exceeds the Compensation Limit for that Plan Year at the rate, and to the extent, if any, that the business unit by which the Participant is employed makes "Automatic Contributions" to the Company's Retirement Savings Plan for that Plan Year.

c.
Each Participant whose annual rate of Salary for a Plan Year is in excess of the Compensation Limit for that Plan Year shall be credited with Company Profit Sharing Contributions for that Plan Year on the amount by which the Participant's annual rate of Salary and Bonus exceeds the Compensation Limit for that Plan Year at the rate, and to the extent, if any, that the business unit by which the Participant is employed makes "Profit Sharing Contributions" to the Company's Retirement Savings Plan for that Plan Year. Each Participant whose annual rate of Salary for a Plan Year is more than $200,000 but less than the Compensation Limit for that Plan Year shall be credited with Company Profit Sharing Contributions for that Plan Year on the amount, if any, by which the Participant's Bonus (when combined with the Participant's Salary) for that Plan Year exceeds the Compensation Limit for that Plan Year at the rate, and to the extent, if any, that the business unit by which the Participant is employed makes "Profit Sharing Contributions" to the Company's Retirement Savings Plan for that Plan Year. Any limitations on a business unit's "Profit Sharing Contributions" made to the Company's Retirement Savings Plan (e.g., such contributions shall not exceed 5% of a participant's salary and bonus) shall be applied in a similar fashion to Salary and Bonus under the Plan in excess of the Compensation Limit for that Plan Year.

In addition to the Company Contributions set forth in this Section 5.4, the Company may choose at any time to credit Company Discretionary Contributions to the Company Discretionary Contribution Account of a Participant as the Committee shall determine in its discretion from time to time, based on individual or overall corporate performance or such other criteria as the Committee shall determine.

13.
Effective December 31, 2013, Section 6.2 of the Plan is amended with respect to deferral elections made effective for Plan Years commencing on and after January 1, 2014 to delete distributions upon Retirement or Disability. For the avoidance of doubt, with respect to deferral elections made effective for Plan Years prior to January 1, 2014, distributions upon Retirement and Disability shall be permitted pursuant to the provisions of Section 6.2 as in effect prior to this Second Amendment.

14.
Effective December 31, 2013, Section 6.4 of the Plan is amended and restated in its entirety with respect to deferral elections made effective for Plan Years commencing on and after January 1, 2014, as follows:

Distribution upon Termination of Service. Upon a Participant's Termination of Service, his or her Deferred Compensation Account (or Sub-Account) shall be payable over a period of one (1) to ten (10) years, or in a single lump sum payment, as elected by the Participant in his or her Deferred Compensation Agreement. If a Participant fails to make a valid distribution election, the distribution shall be made in a single lump sum payment. In the event that a Participant's Deferred Compensation Account shall have a balance of $100,000 or less as of the date of Termination of Service, distribution shall be made in a single lump sum payment regardless of any distribution election made by the Participant. Notwithstanding the above, a distribution election made by a Participant upon Termination of Service may be further deferred as elected by a Participant; provided, however, in no event may any distribution commence later than the last day of the first calendar quarter of the year following the year in which the Participant attains age seventy (70), regardless of whether the Participant has terminated employment with the Company. A Participant may change the method of distribution on account of Termination of Service (from lump sum to installments or vice versa or to change the date on which a distribution would be made or commence to be made or the period over which the installments would be made) by giving at least twelve (12) months' notice to the Committee by following the Appropriate Procedure prior to his or her Termination of Service or attainment of age seventy (70), if applicable and, the election shall not take effect until at least 12 months after the date on which the election is made; provided further, however, that the distribution, is extended for at least five (5) years beyond the prior time as of which the distribution was to have been made or commence to have been made. A Participant shall be granted no more than one (1) such extension with respect to Termination of Service. All distributions subject to this Section 6.4 shall be determined and paid pursuant to, and shall otherwise be subject to, the provisions of Sections 6.9, 6.10, 6.11 and 6.12.

For the avoidance of doubt, with respect to deferral elections made effective for Plan Years prior to January 1, 2014, distributions upon Termination of Service shall be permitted pursuant to the provisions of Section 6.4 as in effect prior to this Second Amendment.

15.
Effective December 31, 2013, Section 6.5(a) of the Plan is hereby amended with respect to deferral elections made effective for Plan Years commencing on or after January 1, 2014 to delete the ability of a Participant to elect a Scheduled In-Service Withdrawal Date.

16.	Effective October 15, 2013, Article VII of the Plan "Establishment of the Trust" is deleted in its entirety.